Exhibit 99.1

DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE

SUPPLEMENTAL RETIREMENT PLAN

Effective Date: October 1, 1994

Amended and Restated Effective January 1, 2005

Terminated Effective August 2, 2005

TABLE OF CONTENTS

Section 1.	Purpose of the Plan	1

Section 2.	Definitions	1
2.1	“Account”	1
2.2	“Beneficiary”	1
2.3	“Board”	1
2.4	“Change of Control”	1
2.5	“Code”	2
2.6	“Committee”	2
2.7	“Company”	2
2.8	“Compensation”	2
2.9	“Disability”	2
2.10	“Effective Date”	2
2.11	“ERISA”	2
2.12	“Insolvency”	2
2.13	“Investment Fund”	2
2.14	“Participant”	2
2.15	“Payment Date”	3
2.16	“Plan”	3
2.17	“Plan Year”	3
2.18	“Projected Average Monthly Compensation”	3
2.19	“Senior Executive”	3
2.20	“Separation from Service”	3
2.21	“Termination Date”	3
2.22	“Trust”	3
2.23	“Trustee”	3
2.24	“Valuation Date”	3
2.25	“Year of Benefit Service”	4
2.26	“Year of Service”	4

Section 3.	Administration of the Plan	4
3.1	Generally	4

Section 4.	Eligibility	4
4.1	Participation	4
4.2	Cessation of Participation	4

Section 5.	Contributions	5
5.1	Target Benefit	5
5.2	Crediting of Contributions	7
5.3	Time for Making Contributions	7

Section 6.	Investment of Accounts	7
6.1	Investment Direction	7
6.2	Allocation of Income	8

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Section 7.	Distribution	8
7.1	Termination	8
7.2	Death Benefit	8
7.3	Methods of Distribution	8
7.4	Installment Payments	9
7.5	Default Method of Distribution	9
7.6	Special Distribution Election	9
7.7	Acceleration of Distributions	9

Section 8.	Beneficiary	9
8.1	Designation of Beneficiary	9
8.2	Automatic Designation	10

Section 9.	Participant’s Rights Held in “Rabbi” Trust	10

Section 10.	Time of Allocation	10

Section 11.	Vesting of Plan Benefits	10

Section 12.	Miscellaneous Provisions	10
12.1	Nonassignability	10
12.2	No Enlargement of Employment Rights	10
12.3	Applicable Law	11
12.4	Gender and Number	11

Section 13.	Amendments and Termination	11
13.1	Generally	11
13.2	Distribution upon Termination	11

Section 14.	Expenses	11

Section 15.	Claims Procedures	11
15.1	Applications for Benefits and Inquiries	11
15.2	Denial of Claims	12
15.3	Request for a Review	13
15.4	Decision on Review	13
15.5	Rules and Procedures	14
15.6	Exhaustion of Remedies	14

Section 16.	Execution	14

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DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE

SUPPLEMENTAL RETIREMENT PLAN

Section 1.	Purpose of the Plan.

Dolby Laboratories, Inc. (“Company”) wishes to provide to certain executives of Dolby a vehicle by which selected senior executives may fulfill their pension expectations. The purpose of this Plan is to provide a select group of management and highly compensated employees (as defined in Section 201(2) of ERISA) employed by the Company in the United States with the opportunity to receive a retirement income benefit in addition to any benefits provided under other Company sponsored plans. The Plan is intended to comply with Code Section 409A in order to avoid compensation deferred under the Plan from being included in the gross income of Participants under Code Section 409A.

Section 2.	Definitions.

Except as otherwise indicated, all definitions in this Plan shall have the meaning as indicated below:

2.1 “Account” means the account maintained for a Participant to record his interest under the Plan. An Account may not be encumbered or assigned by a Participant or any Beneficiary.

2.2 “Beneficiary” means any person or entity determined as such under Section 8 who is entitled to receive payments under the Plan because of the death of a Participant.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change of Control” means the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of

Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company’s assets.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the administrative Committee of three (3) persons (or such other number as the Board may designate) who shall be appointed by, and who shall serve at the pleasure of, the Board as outlined in Section 3.

2.7 “Company” means Dolby Laboratories, Inc. and its wholly owned subsidiaries.

2.8 “Compensation” means with respect to any Participant the total base compensation paid to a Participant by the Company for a Plan Year.

2.9 “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as a result of which the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

2.10 “Effective Date” means October 1, 1994.

2.11 “ERISA” means the Employee Income Retirement Security Act of 1974, as amended.

2.12 “Insolvency” means either if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.13 “Investment Fund” means such investment funds or vehicles as may be selected by the Committee for the investment of Account balances under the Plan.

2.14 “Participant” means any Senior Executive or former Senior Executive who is participating in the Plan.

2.15 “Payment Date” means the later of six months following a Participant’s Separation from Service or the Participant’s Termination Date.

2.16 “Plan” means the Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan as set forth in this document.

2.17 “Plan Year” means the twelve month period beginning October 1 and ending September 30. The first Plan Year is the year beginning October 1, 1994.

2.18 “Projected Average Monthly Compensation” means a Participant’s monthly Compensation averaged over the thirty-six (36) consecutive months of service in the final three Plan Years preceding his attainment of age 65. For purposes of this Plan, Projected Average Monthly Compensation shall be based on the Participant’s annualized rate of Compensation as of:

(a)	June 1, 1995, increased by 5% per annum for each future Plan Year after September 30, 1995, for individuals who became Participants on the Plan’s Effective Date; or

(b)	September 30 of the Plan Year in which the individual becomes a Participant, increased by 5% per annum for each future Plan Year after such September 30 for individuals who become Participants after the Plan’s Effective Date.

2.19 “Senior Executive” means an employee of the Company that has been designated eligible to participate in this Plan.

2.20 “Separation from Service” means a Participant’s termination of service or employment with the Company as provided in Code Section 409A(a)(2)(A)(i).

2.21 “Termination Date” means the date a Participant is no longer treated as employed by the Company on account of his death or Disability.

2.22 “Trust” means the nonqualified “Rabbi” trust created by the Trustee and Company under the terms of the Plan.

2.23 “Trustee” means the person or persons named under the Trust as trustees.

2.24 “Valuation Date” means the last day of the Plan Year or the last day of each calendar quarter or month, as the Plan Committee may determine.

2.25 “Year of Benefit Service” means a Plan Year in which a Participant is credited with 1,000 hours of service as an employee with the Company. Participant will also be credited with 1/12 of a Year of Benefit Service to the nearest full calendar month of employment with the Company during the Plan Year in which such Participant dies or suffers a Disability provided that such Plan Year precedes the Plan Year containing the Participant’s 65th birthday.

2.26 “Year of Service” means a Plan Year in which an employee is credited with at least 1,000 hours of service by the Company.

Section 3.	Administration of the Plan.

3.1 Generally. The Plan shall be administered by the Plan Committee comprised of three (3) persons (or such other number as designated by the board of directors of the Company) who shall be appointed by the Board of Directors of the Company. All decisions required to be made involving the interpretation, application and administration of the Plan shall be resolved by majority vote either at a meeting or in writing without a meeting.

3.2 Recordkeeping Responsibility. The Plan Committee shall have the primary responsibility for record keeping with respect to Plan benefits and for filing such written notices and/or reports as may be required by the Department of Labor.

Section 4.	Eligibility.

4.1 Participation. Participation in this Plan shall be limited to Senior Executives or former Senior Executives who are designated by the Board as executives eligible to participate in the Plan. Notwithstanding any other provision of the Plan to the contrary, no new Participants shall be designated by the Board after October 1, 2004.

4.2 Cessation of Participation. A Participant’s status as such will cease as of his Termination Date, or the date he otherwise ceases to be a Participant as determined by the Board, provided, however, the term “Participant” will include any former Participant who has not received all payments to which he is entitled under the Plan under Section 7.

Section 5.	Contributions.

5.1 Target Benefit. The Company will contribute amounts on behalf of each Participant which are projected to fund an assumed monthly target benefit payable to each Participant beginning at age 65, payable in the form of a joint and 50% survivor annuity, equal to the product of (i) and (ii):

(i)	2.00% of the Participant’s Projected Average Monthly Compensation, multiplied by

(ii)	a Participant’s total expected Years of Benefit Service up to 30 years, computed to the nearest full calendar month of completed service.

For this purpose, expected Years of Benefit Service includes all Years of Benefit Service rendered prior to October 1, 1994, and all Years of Benefit Service expected to be rendered after September 30, 1994 on the assumption the Participant renders at least 1,000 hours of service as a Participant in each year.

The contributions will be determined by using an 8% per annum interest rate, post-retirement mortality based on the 1983 Group Annuity Mortality Table, and an assumption that each Participant is male with a spouse three years younger. Notwithstanding anything to the contrary, a Participant’s target benefit is not guaranteed, and the Participant’s Account balance will vary according to the investment performance of the Trust. A Participant’s Account will be comprised of two components:

(1)	Past Service Component:

(a)	With respect to individuals who became Plan Participants on the Effective Date, the actuarial present value of the target benefit based on Years of Benefit Service and monthly rate of Compensation as of June 1, 1995. This past service component shall be contributed to the Trust by the Company on or after October 1, 1994. To the extent contributions are made after October 1, 1994, they shall be adjusted (increased) with interest at 8% per annum.

(b)	With respect to individuals who become Plan Participants after the Effective Date, the actuarial present value of the target benefit based on Years of Benefit Service and monthly rate of Compensation as of September 30 of the Plan Year in which the individual becomes a Participant. This past service component shall be contributed to the Trust by the Company on or after such September 30. To the extent contributions are made after such September 30, they shall be adjusted (increased) with interest at 8% per annum.

(2)	Future Service Component:

(a)	With respect to individuals who became Plan Participants on the Effective Date, a level annual Company contribution amount to be contributed to the Trust at the end of each Plan Year ending prior to the Participant’s attainment of age 65. The present value of the annual future service contributions for each Participant shall be equal to the difference between the present value of the Participant’s projected target benefit at age 65, and the past service component, both determined as of October 1, 1994.

(b)	With respect to individuals who become Plan Participants after the Effective Date, a level annual Company contribution amount to be contributed to the Trust at the end of each Plan Year (commencing with the first Plan Year after the initial year of Plan participation) and ending with the Plan Year prior to the Participant’s attainment of age 65. The present value of the annual future service contributions for each Participant shall be equal to the difference between the present value of the Participant’s projected target benefit at age 65, and the past service component, both determined as of September 30 of the Plan Year in which the individual becomes a Participant.

5.2 Crediting of Contributions. The Plan Committee shall establish and maintain an Account for each Participant. As of the last day of each Plan Year, for each Participant who is employed by the Company on such date, the Trustee shall allocate the contribution determined under Section 5.1. No contribution shall be allocated to an Account of a Participant who is not employed on the last day of the Plan Year, except that a Participant is entitled to receive a pro-rata contribution for such Plan Year where a partial Year of Benefit Service is credited under Section 2.21. Notwithstanding any other provision of the Plan to the contrary, no contribution shall be made for any Plan Year beginning on or after October 1, 2004.

5.3 Time for Making Contributions. The Company will make annual contributions for each Plan Year, with such payments to be allocated among Participants’ Accounts by the Plan Committee as of the last day of the Plan Year. The Company’s annual contribution may be made in one or more installments, payable as of the end of the Plan Year, and adjusted for interest attributable to the timing of the installment in relation to the end of the Plan Year.

Section 6.	Investment of Accounts.

6.1 Investment Direction.

(a)	Unless the Board elects otherwise, the Trustee may invest the Trust solely in Investment Funds selected by the Participants. The Plan Committee or the Board shall have the right to determine, from time to time, the options that shall be offered with respect to the investment of such Accounts, including percentage increments in which such Accounts may be divided among Investment Funds, the maximum number of Investment Funds in which they may invest their Accounts at one time, the times and effective dates of elections to change investment of such Accounts, the Investment Fund(s) in which such Accounts will be held in the event an investment election is not made, the administrative costs to be charged to individuals for processing of investment election changes and any other elements affecting the investment of Accounts.

(b)	If the Participant has not directed the Trustee or Plan Committee to invest his Accounts in selected Investment Funds, then the Trustee may invest such Participant’s Account in a money market type Investment Fund until such direction from the Participant is obtained.

6.2 Allocation of Income. If a Participant so designates the investment of his Accounts in Investment Funds to the Trustee or the Plan Committee, his Account will be credited with investment earnings or losses based upon the performance of each Participant’s investment elections, until the Account has been fully distributed to a Participant or to the Beneficiary or Beneficiaries designated by the Participant in writing delivered to the Company. Pending complete distribution to a Participant, assets in Accounts will be Company assets and income derived thereon will be income to the Company.

Section 7.	Distribution.

7.1 Termination. Upon termination of the services or employment of a Participant with the Company for any reason other than death, the Participant will be entitled to the value of his Account balance determined as of the Valuation Date immediately preceding his Payment Date. Earnings or losses of the Investment Fund(s) will continue to be allocated to a Participant’s Account as long as he has an Account balance as of any Valuation Date following his Termination Date or Separation from Service.

7.2 Death Benefit. Upon termination of a Participant’s service or employment with the Company by reason of his death, the Participant’s designated Beneficiary will be entitled to receive all amounts credited to the Account of the Participant as of the date of his death that have not yet been distributed. Said amounts shall be payable in a single lump sum. Upon the death of a former Participant prior to complete distribution to him of the entire balance of his Account (and after his Termination Date or Separation from Service), the balance of his Account on the date of his death shall be payable to the Participant’s designated Beneficiary pursuant to Section 7.3.

7.3 Methods of Distribution. The Company shall direct distribution of the amounts credited to a Participant’s Account, including investment income (and losses) credited thereon pursuant to Section 6, to a Participant or his Beneficiary pursuant to the preceding Sections 7.1 or 7.2, in a lump sum. Effective January 1, 2005, a Participant may elect at such time as the Participant becomes eligible to participate in the Plan or pursuant to Section 7.5 to receive distribution of amounts credited to his Account in a lump sum or in up to ten annual installments. A Participant’s distribution election is irrevocable.

7.4 Installment Payments. Installment payments shall be calculated by dividing the Participant’s total Account by the number of installment payments remaining. For example, if a Participant elects to receive distribution of his or her Account in ten annual installments, at the time of the first installment payment the Account is divided by ten and one-tenth of the Account is distributed. At the time of the second installment payment the Account is divided by nine and one-ninth of the Account is distributed. At the time of the tenth installment payment the entire Account is distributed. Pursuant to Section 7.1, the Participant’s Account will continue to be credited with earnings or losses based on the Investment Fund(s) selected by the Participant until the final installment payment has been made.

7.5 Default Method of Distribution. If no distribution election is made, a Participant shall receive distribution of amounts credited to his Account in a lump sum.

7.6 Special Distribution Election. The Committee may permit a Participant to make a special distribution election with respect to amounts already credited to the Participant’s account and amounts that are credited to his account following such special distribution election; provided that such special distribution election is made prior to December 31, 2005 and otherwise in accordance with Notice 2005-1 or such other guidance as is promulgated under Code Section 409A. A Participant’s special distribution election is irrevocable.

7.7 Acceleration of Distributions. Notwithstanding any other provision of the Plan to the contrary, the acceleration of the time or schedule of any payment under the Plan shall not be permitted except as permitted under Code Section 409A.

Section 8.	Beneficiary.

8.1 Designation of Beneficiary. Each Participant may designate, by filing a form provided by the Plan committee, a Beneficiary or Beneficiaries to receive any payment in the event of the Participant’s death. A Participant who has filed a designation of Beneficiary may revoke or change it at any time by filing a new form with the Plan Committee.

8.2 Automatic Designation. Unless otherwise notified, the Beneficiary of a married Participant will automatically be his spouse, and the Beneficiary of an unmarried Participant will be his estate.

Section 9.	Participant’s Rights Held in “Rabbi” Trust.

The Company shall establish and maintain a “Rabbi” Trust which shall be an irrevocable trust in which the Company shall deposit deferred compensation payable to a Participant as determined in Section 5 of this Plan. Any “Rabbi” Trust assets are subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, until paid to Participants and their Beneficiaries. The “Rabbi” Trust shall constitute an unfunded arrangement providing deferred compensation for a select group of senior management executives for purposes of Title I of ERISA.

Section 10.	Time of Allocation.

This Plan shall be administered and individual Participant Accounts shall be updated at least annually. All allocations under this Plan shall be allocated as of each Valuation Date.

Section 11.	Vesting of Plan Benefits.

The Account balance of a Participant or Beneficiary under the Plan shall be 100% vested.

Section 12.	Miscellaneous Provisions.

12.1 Nonassignability. An Employee’s rights and interests under this Plan may not be assigned or transferred. In the event of a Participant’s death, payment of his Account balance shall be made to the Beneficiaries which he has designated under this Plan pursuant to the written designation filed with the Plan Committee in accordance with Section 8, or in the absence of such designation, to his estate.

12.2 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or to limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

12.3 Applicable Law. Except as provided by federal law, including Code Section 409A, all questions pertaining to the validity, construction and administration of the Plan shall be determined under the laws of California.

12.4 Gender and Number. Except as otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

Section 13.	Amendments and Termination.

13.1 Generally. The Board of Directors may at any time amend or terminate this Plan in whole or in part without the consent of the Participant or his Beneficiary. No amendment however, shall divest any Participant or Beneficiary of the credits to his Account, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of the amendment.

13.2 Distribution upon Termination. Upon termination of the Plan, distributions of the credits to a Participant’s Account shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Account of a Participant following termination of the Plan other than investment income (and losses) credited pursuant to Section 6.

Section 14.	Expenses.

Costs of administration of the Plan will be paid by the Company as may be determined by the Board, with the exception of investment direction expenses charged to Participants in accordance with Section 6.1(a).

Section 15.	Claims Procedures.

15.1 Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the

Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

15.2 Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(a)	the specific reason or reasons for the denial;

(b)	references to the specific Plan provisions upon which the denial is based;

(c)	a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(d)	an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 15.4 below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

15.3 Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

15.4 Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(a)	the specific reason or reasons for the denial;

(b)	references to the specific Plan provisions upon which the denial is based;

(c)	a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(d)	a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

15.5 Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

15.6 Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 15.1 above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 15.3 above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 15, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 16.	Execution.

To record the adoption of this Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 2nd day of August, 2005.

Dolby Laboratories, Inc.

By	/s/ N.W. Jasper, Jr.
N.W. Jasper, Jr.
President and Chief Executive Officer

By	/s/ Mark S. Anderson
Mark S. Anderson
Vice President, General Counsel and Secretary